Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-154915, 333-160942, 333-174174 and 333-188530 on Form S-8 and Registration Statement No. 333-210334 on Form S-3 of our reports dated April 7, 2017, relating to the consolidated financial statements of A.M. Castle & Co. and subsidiaries (the “Company”), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of A.M. Castle & Co. and subsidiaries for the year ended December 31, 2016.
/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
April 7, 2017

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